Exhibit 10.5

                               SECURITY AGREEMENT

      This SECURITY AGREEMENT, dated as of November 1, 2005 (as the same may from time to time be amended, supplemented or otherwise modified, this "Security Agreement"), by and between the individuals and entities set forth on the signature pages hereto (each, a "Secured Party" and collectively, the "Secured Parties"), and World Waste Technologies, Inc., a California corporation ("Debtor").

                              W I T N E S S E T H:
                               - - - - - - - - - -

      WHEREAS, the Company is engaged in an offering (the "Offering") of up to $3.0 million aggregate principal amount of its 10% senior secured bridge notes (plus up to an additional $3.0 million of notes to cover over-allotments) (collectively, the "Notes"), pursuant to the terms of the Company's Confidential Private Placement Memorandum dated as of October 7, 2005, as amended; and

      WHEREAS, each of the Secured Parties has agreed to purchase Notes pursuant to the Offering and a Subscription Agreement entered into by such Secured Party with the Company; and

      WHEREAS, it is a condition precedent to the obligations of each Secured Party to acquire Notes that, inter alia, the Debtor execute and deliver this Security Agreement to the Secured Parties.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1 Defined Terms. As used herein, capitalized terms defined in this Agreement and not otherwise defined herein are used herein as so defined.

      "Account Debtor" shall mean the person who is obligated on a Receivable.

      "Accounts" shall mean "accounts" as such term is defined in the UCC.

      "Chattel Paper" shall mean "chattel paper" as such term is defined in the UCC.

      "Collateral" shall have the meaning assigned to it in Article II hereof.

      "Collateral Records" shall mean books, records, computer software, computer printouts, customer lists, blueprints, technical specifications, manuals, and similar items which relate to any Collateral other than such items obtained under license or franchise security agreements which prohibit assignment or disclosure of such items.

      "Commercial Tort Claims" shall mean "commercial tort claims" as defined in the UCC.


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

      "Deposit Account" shall mean a "deposit account" as defined in the UCC.

      "Documents" shall mean "documents" as defined as in the UCC.

      "Equipment" shall mean "equipment" as defined in the UCC.

      "Event of Default" shall have the meaning assigned to it in the Notes.

      "Financial Assets" shall mean "financial assets" as defined in the UCC.

      "General Intangibles" shall mean "general intangibles" as such term is defined in the UCC.

      "Goods" shall mean "goods" as defined in the UCC.

      "Instruments" shall mean instruments as defined in the UCC.

      "Inventory" shall mean "inventory" as such term is defined in the UCC, including without limitation, all goods (whether such goods are in the possession of the Debtor or of a bailee or other Person for sale, lease, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials or consigned or returned or repossessed goods), including without limitation, all such goods which are held for sale or lease or are to be furnished (or which have been furnished) under any contract of service or which are raw materials or work in progress or materials used or consumed in the Debtor's business.

      "Investment Property" shall mean "investment property" as such term is defined in the UCC.

      "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction, domestic or foreign.

      "Permitted Liens" shall mean any of the following (1) Liens for taxes, fees, assessments or other governmental charges which are not yet due and payable or which are being contested in good faith with a reserve or other appropriate provision having been made therefor; (2) Liens of landlords, carriers, suppliers, vendors, warehousemen, mechanics, materialmen and other similar Liens which are incurred in the ordinary course of business; (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (4) easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Debtor and not adversely affecting the Lien of the Secured Parties in the Collateral; (5) Liens in favor of the Secured Parties; and (6) Liens existing on the date hereof and indicated on Schedule A attached hereto.


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

      "Person" shall mean and include any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

      "Proceeds" shall mean "proceeds" as such term is defined in the UCC.

      "Receivables" shall mean all rights to payment for goods sold or leased or services rendered, whether or not earned by performance and all rights in respect of the Account Debtor, including without limitation, all such rights in which the Debtor has any right, title or interest by reason of the purchase thereof by the Debtor.

      "Receivables Records" shall mean (a) all original copies of all documents, instruments or other writings evidencing the Receivables, (b) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including without limitation all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of the Debtor or any computer bureau or agent from time to time acting for the Debtor or otherwise, (c) all evidences of the filing of financing statements and the registration of other instruments in connection therewith and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including without limitation lien search reports, from filing or other registration officers, (d) all credit information, reports and memoranda relating thereto, and (e) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

      "Secured Obligations" shall mean all obligations, liabilities and indebtedness of every nature of the Debtor to the Secured Parties, now existing or hereafter incurred, arising under or in connection with the Notes and this Security Agreement, as they may be amended, restated, supplemented or otherwise modified from time to time.

      "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that any or all of the attachment, perfection or priority of the Secured Parties' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the state of incorporation of the Debtor, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

                                   ARTICLE II

                           GRANT OF SECURITY INTERESTS

      As security for the prompt and complete payment and performance in full of all the Secured Obligations, the Debtor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Parties and hereby grants to the Secured Parties a security interest in and continuing lien on all of the Debtor's right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (all of which being hereinafter collectively called the "Collateral"):


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

      All Goods (including, without limitation, Inventory and Equipment, Accounts, Receivables Records, Collateral Records, Investment Property, Financial Assets, Deposit Accounts, money, General Intangibles, Chattel Paper, Commercial Tort Claims and Proceeds of any and all of the foregoing).

                                  ARTICLE III

             RIGHTS OF THE SECURED PARTIES; COLLECTION OF ACCOUNTS.

            (a) The Secured Parties authorize the Debtor to collect its Accounts, provided that such collection is performed in a prudent and businesslike manner, and the Secured Parties may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. Upon the occurrence and during the continuance of any Event of Default, at the request of the Secured Parties, the Debtor shall deliver all original and other documents evidencing and relating to the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

            (b) The Secured Parties may, at any time following the occurrence and during the continuance of any Event of Default, without notice to Debtor, notify Account Debtors of Debtor that the Accounts and the right, title and interest of the Debtor in and under such Accounts have been assigned to the Secured Parties and that payments shall be made directly to the Secured Parties. Upon the request of the Secured Parties, the Debtor shall so notify such Account Debtors. Following the occurrence and during the continuance of any Event of Default, the Secured Parties may, in its name or in the name of others, communicate with such Account Debtors to verify with such parties, to the Secured Parties' reasonable satisfaction, the existence, amount and terms of any such Accounts.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      The Debtor hereby represents and warrants to the Secured Parties, which representations and warranties shall survive execution and delivery of this Security Agreement, as follows:

      4.1 Validity, Perfection and Priority.

            (a) The security interests in the Collateral granted to the Secured Parties hereunder constitute valid and continuing security interests in the Collateral; and

            (b) upon (i) filing financing statements naming the Debtor as "debtor" and the Secured Parties as "Secured Parties" in the filing offices of the Secretary of State of the State of California, the security interests in the Collateral (other than money, registered copyrights, deposit accounts or letter-of-credit rights) granted to the Secured Parties hereunder will constitute perfected security interests superior and prior to all Liens, rights or claims with respect to the Collateral of all other Persons, except for Permitted Liens.


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

      4.2 No Liens; Other Financing Statements.

            (a) The Debtor is the sole legal and equitable owner of each item of Collateral in which it purports to grant a security interest hereunder, and, as to all Collateral whether now existing or hereafter acquired, will continue to own each item of the Collateral free and clear of any and all Liens, rights or claims of all other Persons, except for Permitted Liens, and the Debtor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein materially adverse to the Secured Parties.

            (b) No financing statement or other evidence of Lien covering or purporting to cover any of the Collateral is on file in any public office other than (i) financing statements filed in connection with the security interests granted to the Secured Parties hereunder, (ii) financing statements for which proper termination statements have been delivered to the Debtor for filing and
(iii) financing statements evidencing Permitted Liens set forth on Schedule A.

            (c) This Security Agreement creates a legal, valid and continuing security interest on and in all of the Collateral in which Debtor now has rights and, except with respect to money, registered copyrights, deposit accounts and letter-of-credit rights, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Accordingly, except for Permitted Liens, the Secured Parties have a fully perfected first priority security interest in all of the Collateral in which Debtor now has rights. Except for Permitted Liens, this Security Agreement will create a legal, valid, continuing and fully perfected first priority security interest in the Collateral in which Debtor later acquires rights, when Debtor acquires those rights.

      4.3 Representations and Covenants Related to Perfection. The Debtor represents and warrants to the Secured Parties as follows: (a) the Debtor's exact legal name is as indicated on page 1 of this Security Agreement and on the signature page hereof and (b) the Debtor is an organization of the type and is organized in the jurisdiction set forth on page 1 of this Security Agreement.

                                   ARTICLE V

                                    COVENANTS

      The Debtor covenants and agrees with the Secured Parties that from and after the date of this Security Agreement:

      5.1 Further Assurances. The Debtor will from time to time at the expense of the Debtor, promptly execute, deliver, file and record all further instruments, endorsements and other documents, and take such further action as the Secured Parties may deem reasonably desirable in obtaining the full benefits of this Security Agreement and of the rights, remedies and powers herein granted, including, without limitation, the following:


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

            (i) the filing of any financing statements, in a form reasonably acceptable to the Secured Parties under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens and security interests granted hereby. The Debtor also hereby authorizes the Secured Parties to file any such financing statements, including without limitation continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Secured Parties may determine, in its reasonable discretion, are necessary or advisable to perfect the security interests granted to the Secured Parties in connection herewith, without the signature of the Debtor to the extent permitted by applicable law. Such financing statements may describe the Collateral in the same manner as described in this Agreement or may contain an indication or description of Collateral that describes such property in any other manner as the Secured Parties may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure the perfection of the security interests in the Collateral granted to the Secured Parties in connection herewith. A photocopy or other reproduction of this Security Agreement shall be sufficient as a financing statement and may be filed in lieu of the original to the extent permitted by applicable law. The Debtor will pay or reimburse the Secured Parties for all filing fees and related expenses reasonably incurred in connection therewith; and

            (ii) furnishing to the Secured Parties from time to time of statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Parties may reasonably request, all in reasonable detail and in form reasonably satisfactory to the Secured Parties.

      5.2 Change of Name; Identity; Corporate Structure; Chief Executive Office; or Location of Inventory. The Debtor will not change its name, identity, corporate structure or the location of its chief executive office or location of its Inventory (other than sales of Inventory in the ordinary course of business) without (i) giving the Secured Parties at least thirty (30) days' prior written notice clearly describing such new name, identity, corporate structure or new location and providing such other information in connection therewith as the Secured Parties may reasonably request, and (ii) taking all action satisfactory to the Secured Parties as the Secured Parties may reasonably request to maintain the security interest of the Secured Parties in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect.

            (a) Maintain Records. The Debtor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of the Collateral.

      5.3 Insurance. The Debtor will maintain, with financially sound and reputable insurers insurance with respect to the Collateral and its use, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, similarly situated, such insurance to be of such types and in such amounts (with such deductible amounts) as is customary for such companies under the same or similar circumstances

      5.4 Payment Obligations. The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials, supplies and services) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) the Debtor has promptly notified the Secured Parties of the existence of such proceedings and such proceedings do not involve, in the good faith and reasonable opinion of the


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

Secured Parties, any material danger for the sale, forfeiture or loss of any material portion of the Collateral or any material interest therein and (iii) such charge is adequately reserved against on the Debtor's books in accordance with generally accepted accounting principles.

      5.5 Negative Pledge. Without the consent of the Secured Parties, the Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than Permitted Liens.

      5.6 Limitations on Dispositions of Collateral. Without the consent of the Secured Parties, the Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except for sales of Inventory in the ordinary course of its business.

                                   ARTICLE VI

                          REMEDIES; RIGHTS UPON DEFAULT

      6.1 Rights and Remedies Generally. If an Event of Default shall occur and be continuing, then and in every such case, the Secured Parties shall have all the rights of a secured party under the UCC, shall have all rights now or hereafter existing under all other applicable laws, and, subject to any mandatory requirements of applicable law then in effect, shall have all the rights set forth in this Security Agreement and the Notes.

      6.2 Assembly of Collateral. If an Event of Default shall occur and be continuing, upon five days' notice to the Debtor, the Debtor shall, at its own expense, assemble the Collateral (or from time to time any portion thereof) and make it available to the Secured Parties at any place or places designated by the Secured Parties which is reasonably convenient to both parties.

      6.3 Disposition of Collateral. The Secured Parties will give the Debtor reasonable notice of the time and place of any public sale of the Collateral or any part thereof or the time after which any private sale or any other intended disposition thereof is to be made. The Debtor agrees that the requirements of reasonable notice to it shall be met if such notice is mailed, postage prepaid to its address specified in Section 7.4 of this Security Agreement (or such other address that the Debtor may provide to the Secured Parties in writing) at least ten (10) days before the time of any public sale or after which any private sale may be made. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Secured Parties in the following order of priorities: First, to the Secured Parties in an amount sufficient to pay in full the reasonable costs of the Secured Parties in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances reasonably incurred or made by the Secured Parties in connection therewith, including, without limitation, reasonable attorneys' fees; Second, to the Secured Parties in an amount equal to the then unpaid Secured Obligations (with each Secured Party receiving its pro rata share based upon such Secured Party's principal amount of Notes acquired pursuant to the Offering; and finally, upon payment in full of the Secured Obligations, to the Debtor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.


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

      6.4 Recourse. The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Secured Obligations. The Debtor shall also be liable for all expenses of the Secured Parties reasonably incurred in connection with collecting such deficiency, including, without limitation, the reasonable fees and disbursements of one firm of attorneys employed by the Secured Parties to collect such deficiency.

      6.5 Expenses; Attorneys' Fees. The Debtor shall reimburse the Secured Parties for all their reasonable expenses in connection with the exercise of their rights hereunder, including, without limitation, all reasonable attorneys' fees and legal expenses of one firm of attorneys incurred by the Secured Parties. Expenses of retaking, holding, preparing for sale, selling or the like shall include the reasonable attorneys' fees and legal expenses of one firm of attorneys of the Secured Parties. All such expenses shall be secured hereby.

      6.6 Limitation on Duties Regarding Preservation of Collateral. The Secured Parties' sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in their possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Parties deal with similar property for their own account.

            (a) The Secured Parties shall have no obligation to take any steps to preserve rights against prior parties to any Collateral.

            (b) None of the Secured Parties nor any of their directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

                                  ARTICLE VII

                                  MISCELLANEOUS

      7.1 Limitation on the Secured Party's Duty in Respect of Collateral. The Secured Parties shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if they take such action as the Debtor requests in writing, but failure of the Secured Parties to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of the Secured Parties to do any act not so requested shall be deemed a failure to act reasonably.

      7.2 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Debtor for liquidation or reorganization, should the Debtor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Debtor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the


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

event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      7.3 Governing Law. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

      7.4 Notices. All notices shall be given in accordance with the provisions of the Subscription Agreements. -------

      7.5 Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the Debtor, the Secured Parties, all future holders of the Secured Obligations and their respective successors and assigns, except that the Debtor may not assign or transfer any of its rights or obligations under this Security Agreement without the prior written consent of the Secured Parties.

      7.6 Waivers and Amendments. Any provisions in this Security Agreement may be waived, amended, supplemented or otherwise modified with the written consent of the Company and the Secured Parties holding at least 75% in aggregate principal amount of the Notes issued in the Offering.

      7.7 No Waiver; Remedies Cumulative. No failure or delay on the part of the Secured Parties in exercising any right, power or privilege hereunder and no course of dealing between the Debtor shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Parties of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Parties would otherwise have on any future occasion. The rights and remedies herein expressly provided are cumulative and may be exercised singly or concurrently and as often and in such order as the Secured Parties deem expedient and are not exclusive of any rights or remedies which the Secured Parties would otherwise have whether by security agreement or now or hereafter existing under applicable law. No notice to or demand on the Debtor in any case shall entitle the Debtor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Parties to any other or future action in any circumstances without notice or demand.

      7.8 Termination; Release. When the Secured Obligations have been indefeasibly paid and performed in full this Security Agreement shall terminate, and the Secured Parties, at the request and sole expense of the Debtor, will execute and deliver to the Debtor the proper instruments (including UCC termination statements) acknowledging the termination of this Security Agreement, and will duly assign, transfer and deliver to the Debtor, without recourse, representation or warranty of any kind whatsoever, such of the Collateral as may be in the possession of the Secured Parties and has not theretofore been disposed of, applied or released.


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

      7.9 Headings Descriptive. The headings of the several Sections and subsections of this Security Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

      7.10 Additional Secured Parties. Additional parties acquiring Notes pursuant to the Offering after the date hereof may become parties to this Agreement by executing the signature page hereto, whereupon such parties shall be included in the definition of "Secured Parties" for all purposes under this Agreement

      7.11 Action by Secured Parties. Any action required or permitted to be taken under this Agreement or with respect to the Collateral by the Secured Parties, including but not limited to the granting of consents, amending or waiving any provision of this Agreement, or declaring an Event of Default, may only be taken if consented to by Secured Parties holding at least 75% in aggregate principal amount of the Notes issued in the Offering.

      7.12 Severability. In case any provision in or obligation under this Security Agreement or the Secured Obligations shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.


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

IN WITNESS WHEREOF, the Debtor and the Secured Parties have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                                WORLD WASTE TECHNOLOGIES, INC.


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                Address:


                                                SECURED PARTIES


                                                By:
                                                Its:


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Its:


                                                Address:

                                                Fax:


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

                                   SCHEDULE A

                                 EXISTING LIENS

            Secured Party                              Secured Property
NONE


                                       A-1